Exhibit 99.1

News Release

Magma Announces Selected Preliminary Results for First Quarter, Will Revise Fiscal 2009 Guidance

SAN JOSE, Calif., Aug. 7, 2008 — Magma® Design Automation Inc. (Nasdaq: LAVA) today announced selected preliminary results for its fiscal 2009 first quarter, ended Aug. 3, 2008. Magma estimates total revenue for the first quarter is in the range of $44.5 million to $45.5 million, compared to its previous target revenue range of $50.0 million to $51.5 million. Magma estimates first-quarter GAAP earnings per share to be a loss in the range of $(0.43) to $(0.38), compared to its previous target of a loss in the range of $(0.38) to $(0.36), and non-GAAP earnings per share to be in the range of $(0.04) to $0.01, compared to its previous target range of $0.07 to $0.09. A table providing a reconciliation of selected preliminary non-GAAP results to preliminary GAAP results appears below.

Non-GAAP net income for the first quarter of fiscal year 2009 excludes the effects of amortization of intangible assets, deferred stock-based compensation, interest expense, debt discount accretion and restructuring charges. A reconciliation of Magma’s selected preliminary non-GAAP results to GAAP results is included in this press release.

The first-quarter results were due to delays in customer purchasing decisions and to channel transition. These results are preliminary and subject to the company’s management completing its customary quarterly close.

Magma is scheduled to release final results for its first quarter and to announce revised guidance for fiscal year 2009, ending May 3, 2009, in its first-quarter earnings release on Aug. 28, 2008.

Earnings Conference Call

Magma will discuss results for its first quarter, as well as financial guidance, during a live conference call Aug. 28, 2008 at 2 p.m. PDT (5 p.m. EDT). The call will be available by both webcast and telephone. To listen via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/events.cfm. To listen via telephone call either of the numbers below:

U.S. & Canada:	(888) 219-1456, code #9688422

Elsewhere:	(913) 312-1227, code #9688422

Following completion of the call, a webcast replay will be available at http://investor.magma-da.com/events.cfm through Sept. 4, 2008. Those without Internet access may listen to a replay by telephone through Sept. 4 by calling:

U.S. & Canada:	(888) 203-1112, code #9688422

Elsewhere:	(719) 457-0820, code #9688422

AS OF AUGUST 3, 2008

IMPACT OF PRELIMINARY NON-GAAP ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET

INCOME (LOSS) PER SHARE

(Unaudited)

Quarter Ended August 3, 2008
GAAP loss per share	$(0.43) to $(0.38)
Amortization of intangible assets	$0.18
Amortization of deferred stock-based compensation	$0.14
Interest expense, amortization of debt discount accretion and restructuring	$0.07
Non-GAAP net income/loss per share	$(0.04) to $0.01

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Magma’s expectations with respect to the financial results for the first quarter ended Aug. 3, 2008 are preliminary, and final results may change. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations.

About Magma Design Automation

Magma’s software for designing integrated circuits (ICs) is used to create complex, high-performance chips required in cellular telephones, electronic games, WiFi, MP3 players, DVD/digital video, networking, automotive electronics and other electronic applications. Magma’s EDA software for IC implementation, analysis, physical verification, circuit simulation and characterization is recognized as embodying the best in semiconductor technology, enabling the world’s top chip companies to “Design Ahead of the Curve”™ while reducing design time and costs. Magma is headquartered in San Jose, Calif., with offices around the world. Magma’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma is a registered trademark and “Design Ahead of the Curve” is a trademark of Magma Design Automation Inc.

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CONTACTS:
Magma Design Automation Inc.
Press Relations	Investor Relations
Monica Marmie	Milan G. Lazich
Director, Marketing Communications	Vice President, Corporate Marketing
(408) 565-7689	(408) 565-7706
mmarmie@magma-da.com	milan.lazich@magma-da.com